UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                    --------------------------

                             FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 11, 1995


                    Commission File Number 0-511


                    COBRA ELECTRONICS CORPORATION
       (Exact name of Registrant as specified in its Charter)


             DELAWARE                       36-2479991
   (State of incorporation)     (I.R.S. Employer Identification No.)


      6500 WEST CORTLAND STREET
          CHICAGO, ILLINOIS                          60635
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code: (312) 889-8870

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ITEM 5. OTHER EVENTS.

The Registrant has extended its existing secured credit agreement, which had been due to expire, to January 10, 1997. While terms and conditions under the extended agreement remain substantially unchanged from the original agreement, the Registrant was able to reduce from 2% to 1.5% the amount over prime that it pays for borrowings. The extension also provides for an increase in the term loan portion of the agreement to the original $3.7 million, from the current unamortized amount of $2.5 million, and for a $1.3 million seasonal overadvance, which the Registrant may use, subject to certain restrictions, for borrowings in excess of those it would normally be permitted within the agreement's $30 million limit on aggregate borrowings.





                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              COBRA ELECTRONICS CORPORATION


Dated: January 11, 1995       By: Gerald M. Laures
                                  -------------------------
                                  Gerald M. Laures
                                  Vice President - Finance and
                                     Corporate Secretary
                                  (Chief Financial and
                                     Accounting Officer)
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